UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2008

BAOSHINN CORPORATION
(Exact name of registrant as specified in its charter)

_____________________________________

Nevada	333-134991	20-348653
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
A-B 8/F Hart Avenue, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices)

852 2815 1355

(Registrant's telephone number)

______________________________________

(Former name or former address, if changed since last report)

Copy of all Communications to:

Richard W. Jones, Esq.

Jones, Haley & Mottern, P.C.

115 Perimeter Center Place, Suite 170

Atlanta, Georgia  30346

Phone: 770.804.0500

Fax: 770.804-0509

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.

Non-reliance on Previously Issued Financial Statements or a Related Audit Report or

  Completed Interim Review.

On October 6, 2008 the Chief Executive Officer and Chief Financial Officer of the Company, under authority granted to them by, and with the approval of the board of directors, concluded that the previously reported consolidated financial statements which were included in our annual reports and quarterly report for the periods listed below should no longer be relied upon:

•

Our annual report for the period ending March 31, 2008.

•

Our quarterly report for the period ending June 30, 2008.

In September, 2008 we received a comment letter (the "Comment Letter") from the Securities and Exchange Commission, Division of Corporate Finance (the "Staff") relating to a review of our annual report on Form 10-K for the period ending March 31, 2008. As a result of this review, on October 6, 2008, after discussions with our board of directors, we concluded that we should restate our consolidated financial statements for the periods set forth above. The reason for our restatement relates to our income recognition policy. Previously, we recognized revenues when travel tickets and vouchers were delivered to our customers. However, in some cases, our customers are entitled to refunds from us even after tickets or vouchers are delivered if the ultimate product -- the travel -- does not properly occur. In that case we would be recognizing revenue even though we would be obligated to return the customer's funds. To avoid this problem and to more properly implement appropriate accounting policies, we will revise our revenue recognition policy to recognize income only when the customer actually travels.

In addition, we were previously recording income on a gross basis, which was equal to our total billings to our customers. We have subsequently determined that the gross method is appropriate where the Company acts as principal and assumes all inventory and credit risk. However, where the product price is fixed and where we receive referral fees and commissions, the gross method is not appropriate, and going forward we will recognize such revenues on a net basis to reflect appropriate accounting policies.

Our Chief Executive Officer and Chief Financial Officer, under authority granted to them by the board of directors discussed all the foregoing and reviewed it with Dominic K.F. Chan & Co., our independent registered public accounting firm for the periods mentioned above.

The Company anticipates filing corrected financial information for the periods set forth above in a timely manner, but in any event prior to December 1, 2008. However, the time period required to complete the restatements cannot be stated with certainty at this time.

Upon filing the restatements for the periods indicated above, we believe that we will have fully addressed all the comments in the SEC staff Comment Letter. However, the staff will review the restatements prior to finalizing the comment letter process. In addition, all of our current and future filings remain subject to the scrutiny of the Staff.

Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned not to rely on the financial statements in question; to the extent such financial statements are affected by accounting issues described above.

Certain statements included in Item 4.02 of this Current Report on Form 8-K, which are not historical facts, are forward-looking statements, such as statements about the resolution of SEC comments, the revision of our financial statements and the filing of amended periodic reports to reflect the restatement. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this current report. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the SEC; also including but not limited to the outcome of the SEC's review process, higher than expected costs for completing the restatement process, delays in filing amended periodic reports for the affected periods due to our efforts to complete the restatement and response to the SEC comments, any or all of which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control and actual results may differ materially depending on a variety of important factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAOSHINN CORPORATION
Dated: November 11, 2008	By:	/s/ Sean Webster
	Name:	Sean Webster
	Title:	President

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